EXHIBIT 99.1

Contact:
Ed Dickinson, Chief Financial Officer
636.916.2150

FOR IMMEDIATE RELEASE

LMI AEROSPACE ANNOUNCES
FOURTH QUARTER AND YEAR-END RESULTS CONFERENCE CALL
Call to be morning of April 1, 2005

ST. LOUIS, March 29, 2005 - LMI Aerospace, Inc. (Nasdaq: LMIA), a leading provider of assemblies, kits and detail sheet metal and machined components to the aerospace, defense and technology industries, will release its fourth quarter and year-end results on Thursday, March 31, 2005. A conference call with Ronald S. Saks, CEO of LMI Aerospace, will be held on Friday, April 1, 2005, at 9:00 AM CST.

To participate in the conference call, dial 800.938.0653, approximately five minutes before the call’s scheduled time. Mr. Saks will discuss the year-end results and the outlook for 2005.

A recording of the call will be available on the LMI web site, http://www.lmiaerospace.com, until July 1, 2005.

LMI Aerospace, Inc. is a leading supplier of quality components to the aerospace and technology industries. The Company operates eight manufacturing facilities that fabricate, machine, finish and integrate formed, close tolerance aluminum and specialty alloy components for commercial, corporate, regional and military aircraft, laser equipment used in the semiconductor and medical industries, and for the commercial sheet metal industries.

This press release includes forward-looking statements related to LMI Aerospace’s outlook for 2005, which are based on current management expectation. Such forward-looking statements are subject to various risks and uncertainties, many of which are beyond the control of LMI Aerospace, Inc. Actual results could differ materially from the forward looking statements as a result, among other things, of the factors detailed from time to time in LMI Aerospace’s filing with the Securities and Exchange Commission, including those factors contained in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004.

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